SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

June 30, 2004

(Date of earliest event reported)

ACE CASH EXPRESS, INC.

(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	0-20774 (Commission file number)	75-2142963 (I.R.S. employer identification no.)

1231 Greenway Drive, Suite 600
Irving, Texas 75038
(Address of principal executive offices)

(972) 550-5000
(Registrant’s telephone number,
including area code)

Not Applicable
(Former Name or Former Address,
if Changed Since Last Report)

Item 7. Financial Statements and Exhibits.
Item 9. Regulation FD Disclosure.
SIGNATURES
Press Release

Item 7. Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit 99.1     Press release dated June 30, 2004.

Item 9. Regulation FD Disclosure.

     The information in this Report, including the Exhibit 99.1 attached hereto, is furnished pursuant to Item 9 of this Form 8-K. Consequently, it is not deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or Securities Act of 1933 if such subsequent filing specifically references this Form 8-K.

     On June 30, 2004, Ace Cash Express, Inc. issued a press release announcing that Jay B. Shipowitz assumed the position of Chief Executive Officer. A copy of the press release is Exhibit 99.1 to this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACE CASH EXPRESS, INC.
Dated: June 30, 2004	By:	/s/ WILLIAM S. MCCALMONT
William S. McCalmont
Executive Vice President and CFO

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated June 30, 2004.

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